Exhibit 10.34

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No.1 (the "Amendment") dated November 17, 2014, to that certain Employment Agreement (the "Agreement"), dated September 6, 2013, between The Grilled Cheese Truck, Inc. (the “Company”) and Peter Goldstein (“Goldstein”).

By mutual agreement of the parties, the Company and Goldstein hereby agree to amend the Agreement, effective on the date hereof, as follows:

1.           Section 1(a) Engagement and Responsibilities is amended in its entirety as follows:

“(a) Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby employs Goldstein as President, Interim Chief Financial Officer and/or Treasurer and Secretary of the Company. Goldstein hereby accepts such employment. Goldstein shall have such title or titles as the Board may from time to time determine. Goldstein may also be elected as a Director at no additional consideration unless specifically provided for by the Board.”

2.           Section 2, Definitions, “For Cause”, part a) is hereby amended and replaced with the following:

““For Cause” shall mean, in the context of a basis for termination of Goldstein’s employment with the Company, that:

a)	Goldstein breaches any obligation, duty or agreement under this Agreement, which breach is not cured or corrected within 15 days of written notice thereof from the Company (except for breach of Section 1(c) of this Agreement, which cannot be cured and for which the Company need not give any opportunity to cure); or”

3.           Section 2, Definitions, “Term”, is hereby amended and replaced with the following:

““Term” shall mean the period commencing on the Effective Date and ending upon termination of this Agreement in accordance with Section 4 of this Agreement.”

4.           Section 3(h)(iii) Additional Consideration of the Agreement is amended in its entirety as follows:

“(h) Additional Consideration.

(iii)         Completion of Financing. In the event the Company completes a private placement offering commencing in May 2013, to which the Company raises an aggregate minimum of $5,000,000 in net proceeds, then Goldstein shall receive a cash payment of $100,000.”

5.           The Agreement is hereby amended to include a new Section 3(i) Success Fee in its entirety as follows:

“(i) Success Fees. The Company will pay Goldstein a Success Fee, as described below, when the Company closes on a acquisition, merger, joint venture or any other similar transaction or relationship, directly or indirectly, involving the Company (a “M&A Transaction”) during the Term of this Agreement or during the twenty-four month period after the termination of this Agreement:

For each buy side M&A Transaction, the Company will pay Goldstein a bonus, payable in cash or common stock, for any M&A transaction for which was introduced by Robbie Lee and/or Peter Goldstein, a fee for the extraordinary time required to be the lead representatives for each M&A transaction, in the same form of consideration paid by the Company equal to the following schedule of the Total Consideration (as defined below) with respect to such M&A Transaction:

•	2.5% of the first $5,000,000 of Total Consideration, or any part;
•	plus, 2% of the second $5,000,000 of Total Consideration, or any part;
•	plus, 1.5% of the third $5,000,000 of Total Consideration, or any part;
•	plus, 1% of the next $5,000,000 of Total Consideration, or any part;
•	plus, 0.5% of the balance of the Total Consideration.

For purposes of this Agreement, Total Consideration shall mean the total value of all cash, securities, or other property paid directly or indirectly, by the Company or its owners (at closing or in the future) in connection with such M&A Transaction, including (without limitation) in respect of (i) the assumption (by contract, operation of law or otherwise) of any indebtedness not in the ordinary course of business or (ii) consulting, non-compete or similar agreements paid in lieu of the purchase consideration.”

5.           Section 4(f) of the Agreement is hereby amended in its entirety as follows:

“(f) December 31, 2015; or”

6.           No Other Amendments; Governing Law; Counterparts. Except as specifically set forth in this Amendment, there are no other amendments to the Agreement and the Agreement shall remain unmodified and in full force and effect. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York. This Amendment may be executed in one or more counterparts. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the sate first set forth above.

THE COMPANY:

The Grilled Cheese Truck, Inc.

By:	/s/ Robbie Lee
Name: Robbie Lee
Title: CEO

EMPLOYEE:

/s/ Peter Goldstein
Peter Goldstein